UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 28, 2025
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange
6.500% Notes due August 15, 2062	FPRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 28, 2025, Ford Motor Company (“Ford” or the “Company”) entered into a Term Loan Credit Agreement (the “Credit Agreement”) among Ford, the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement is attached hereto as Exhibit 10 and is incorporated by reference herein.

Under the Credit Agreement, lenders have provided $3.0 billion of commitments, which are available to Ford through July 28, 2026. Any unused commitments under the Credit Agreement will automatically terminate after that date, and any loans drawn under the Credit Agreement will mature on December 31, 2028.

The Credit Agreement’s terms and conditions are generally consistent with Ford’s corporate, supplemental, and 364-day revolving credit facilities. The Credit Agreement is unsecured, with interest calculated at market interest rates for Daily Simple SOFR loans (or an alternative base rate) subject to an applicable margin; however, this margin is not subject to adjustment based on sustainability-linked targets like Ford’s other credit facilities. The Credit Agreement contains representations, warranties, and covenants that are typical for these types of commercial credit agreements. The affirmative covenants include delivery of Ford’s financial statements, delivery of compliance certificates and notices of default, maintenance of Ford’s automotive business and corporate existence, and requirements for subsidiaries to guarantee the obligations if Ford fails to maintain at least two investment grade ratings from Fitch, Moody’s, and S&P on its senior, unsecured, long-term indebtedness. The negative covenants, subject to certain exceptions, include limitations on Ford’s ability to merge or consolidate with another person, a limitation on liens, a negative pledge, and a limitation on sale-leaseback transactions. The Credit Agreement is free of material adverse change conditions to borrowing and credit rating triggers that could limit Ford’s ability to draw on the agreement or trigger early repayment. The Credit Agreement contains a liquidity covenant that requires Ford to maintain a minimum of $4 billion in aggregate of domestic cash, cash equivalents, and loaned and marketable securities and/or availability under its existing credit facilities.

Some of the lenders who are parties to the Credit Agreement, and their affiliates, have relationships with Ford and its subsidiaries involving the provision of various banking, underwriting, and other financial services.

The foregoing description does not constitute a complete summary of the Credit Agreement and is qualified by reference to the full text of the Credit Agreement.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 10	Term Loan Credit Agreement, dated as of July 28, 2025, by and among Ford, the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent	Filed with this Report

Exhibit 104	Cover Page Interactive Data File	*
(formatted in Inline XBRL)

*	Submitted electronically with this Report in accordance with the provisions of Regulation S-T.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: July 28, 2025	By:	/s/ David J. Witten
David J. Witten
Assistant Secretary